Exhibit 99.1

Press Release

May 4, 2021

HollyFrontier Announces Acquisition of Puget Sound Refinery

•	Positions HFC in West Coast product markets with strong demand

•	Increases scale and geographic footprint of HFC’s refining operations

•	Expected transaction to be immediately accretive to earnings and free cash flow

DALLAS—(BUSINESS WIRE)—HollyFrontier Corporation (NYSE: HFC) (“HollyFrontier”) today announced that it has entered into a definitive agreement to acquire the Puget Sound Refinery, the on-site cogeneration facility and related logistics assets, from Equilon Enterprises LLC d/b/a Shell Oil Products US (“Shell”) for a purchase price of $350 million, plus hydrocarbon inventory to be valued at closing with an estimated current value in the range of $150-180 million. HollyFrontier expects to fund the acquisition with a one-year suspension of its regular quarterly dividend and cash on hand and expects the transaction to be immediately accretive to HollyFrontier’s earnings per share and free cash flow. HollyFrontier expects the transaction to close in the fourth quarter 2021, subject to regulatory clearance and other customary closing conditions. The HollyFrontier Board of Directors approved the one-year suspension of the regular quarterly dividend effective with the dividend to be declared for the first quarter of 2021 and is expected to resume the dividend after such time.

Mike Jennings, President and CEO of HollyFrontier commented, “We are excited to announce the acquisition of the Puget Sound Refinery, an asset with a strong record of financial and operational performance. We believe that the Puget Sound Refinery will complement our existing refining business, with sales into premium product markets and advantaged access to Canadian crude. We are committed to the continued safe and environmentally responsible operations of the facility and welcome Puget Sound’s highly skilled workforce to the HollyFrontier family.”

The Puget Sound Refinery is strategically located on approximately 850 acres in Anacortes, Washington, approximately 80 miles north of Seattle and 90 miles south of Vancouver. The 149,000 barrel per day facility is a large, high quality and complex refinery with catalytic cracking and delayed coking units and is well positioned geographically and logistically to source advantaged Canadian and Alaskan North Slope (“ANS”) crudes.

In addition to refining assets and an on-site cogeneration facility, the transaction includes a deep-water marine dock, a light product loading rack, a rail terminal, and storage tanks with approximately 5.8 million barrels of crude, product and other hydrocarbon storage capacity.

HollyFrontier was represented by Morgan Lewis & Bockius LLP, Wachtell, Lipton, Rosen & Katz and Marten Law LLP on this transaction.

HollyFrontier has posted presentation slides describing the transaction and scheduled a webcast conference call to discuss the acquisition and first quarter financial results on May 5, 2021 at 8:30 a.m. Eastern time.

The presentation slides and webcast may be accessed at: https://event.on24.com/wcc/r/3081846/EF98CFA2BFD7FDCC6F3E486A1640262F

An audio archive of this webcast will be available using the above noted link through May 19, 2021.

About HollyFrontier Corporation:

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier owns and operates refineries located in Kansas, Oklahoma, New Mexico, and Utah and markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. In addition, HollyFrontier produces base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and exports products to more than 80 countries. HollyFrontier also owns a 57% limited partner interest and a non-economic general partner interest in Holly Energy Partners, L.P., a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HollyFrontier Corporation subsidiaries.

HFC Forward Looking Statement:

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Forward-looking statements use words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations are intended to identify forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to:

•	the Company’s failure to successfully close the transactions with Shell, or, once closed, integrate the operation of the Puget Sound Refinery with its existing operations;

•	the extraordinary market environment and effects of the COVID-19 pandemic, including a significant decline in demand for refined petroleum products in markets the Company serves;

•

risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in the Company’s markets;

•	the spread between market prices for refined products and market prices for crude oil;

•	the possibility of constraints on the transportation of refined products or lubricant and specialty products;

•	the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to infection in the workforce or in response to reductions in demand;

•

the effects of current and future governmental and environmental regulations and policies, including the effects of current and future restrictions on various commercial and economic activities in response to the COVID-19 pandemic;

•	the availability and cost of financing to the Company; the effectiveness of the Company’s capital investments and marketing strategies;

•

the Company’s efficiency in carrying out and consummating construction projects, including the Company’s ability to complete announced capital projects, such as the conversion of the Cheyenne Refinery to a renewable diesel facility and the construction of the Artesia renewable diesel unit and pretreatment unit, on time and within budget;

•	the Company’s ability to timely obtain or maintain permits, including those necessary for operations or capital projects;

•	the ability of the Company to acquire refined or lubricant product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations;

•	the possibility of terrorist or cyberattacks and the consequences of any such attacks;

•	general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States;

•	continued deterioration in gross margins or a prolonged economic slowdown due to COVID-19 could result in an impairment of goodwill and / or additional long-lived asset impairments; and

•	other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings.

The forward-looking statements speak only as of the date made and, other than as required by law, HollyFrontier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

HollyFrontier Corporation

Craig Biery, 214-954-6510

Vice President, Investor Relations

or

Trey Schonter, 214-954-6510

Investor Relations